Exhibit 24

                                POWER OF ATTORNEY

      We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Frank A. Kissel and Arthur F. Birmingham, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of Peapack-Gladstone Financial
Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                               Title                             Date
-------------------------   ------------------------------------------------   --------------
/s/ Frank A. Kissel         Chairman of the Board, Chief Executive Officer
-------------------------      and Director                                    March 12, 2008
    Frank A. Kissel

/s/ Arthur F. Birmingham
-------------------------   Executive Vice President and Chief Financial
    Arthur F. Birmingham       Officer (Principal Financial Officer)           March 12, 2008

/s/ Anthony J. Consi II
-------------------------   Director                                           March 12, 2008
    Anthony J. Consi II

/s/ Pamela Hill
-------------------------   Director                                           March 12, 2008
    Pamela Hill

/s/ John D. Kissel
-------------------------   Director                                           March 12, 2008
    John D. Kissel

/s/ James R. Lamb
-------------------------   Director                                           March 12, 2008
    James R. Lamb

/s/ Edward A. Merton
-------------------------   Director                                           March 12, 2008
    Edward A. Merton

/s/ F. Duffield Meyercord
-------------------------   Director                                           March 12, 2008
    F. Duffield Meyercord

/s/ John R. Mulcahy
-------------------------   Director                                           March 12, 2008
    John R. Mulcahy

/s/ Robert M. Rogers
-------------------------   Director, President and Chief Operating Officer    March 12, 2008
    Robert M. Rogers

/s/ Philip W. Smith III
-------------------------   Director                                           March 12, 2008
    Philip W. Smith III

/s/ Craig C. Spengeman      Director, President of PGB Trust and
-------------------------      Investments                                     March 12, 2008
    Craig C. Spengeman

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